UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008 (September 9, 2008)

MIP SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-140652	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 East Fairview Avenue, Spokane, WA	99207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 484-6385

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 9, 2008, the Board of directors of MIP Solutions, Inc. (the “Company”) adopted the MIP Solutions, Inc. 2008 Stock Plan (the “Plan”), pursuant to which the Company may grant stock options to employees and consultants, including directors and officers, from time to time. The Company intends to register the Plan on Form S-8 prior to the grant of any stock options pursuant to the Plan. The Board of directors of the Company reserved 2,500,000 shares of Company Common Stock for eventual issuance pursuant to the exercise of stock options granted under the Plan. The Plan is attached hereto and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	MIP Solutions, Inc. 2008 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIP Solutions, Inc.

Date: September 17, 2008	By:	/s/ Edwards A. Hunton
Edwards A. Hunton, Director, Treasurer and Corporate Secretary